UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      January 23, 2006
ROCKY SHOES & BOOTS, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-21026	31-1364046

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

39 East Canal Street, Nelsonville, Ohio	45764

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (740) 753-1951
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On January 23, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Rocky Shoes & Boots, Inc. (the “Company”) took the following action, which action was ratified by the Board of Directors on the same date:
2006 Base Salary Increases
     Effective January 1, 2006, the Compensation Committee recommended, and the Board approved, increases in the base salaries of the “named executive officers”of the Company (as defined by Item 402(a)(3) of Regulation S-K) for purposes of the Company’s proxy statement for the 2006 annual meeting of shareholders. The base salaries of the Company’s named executive officers for 2006 are as follows:

Name	2006 Base Salary
Mike Brooks	$475,000
Chairman of the Board and
Chief Executive Officer

David Sharp	$385,000
President and Chief Operating Officer

James E. McDonald	$280,000
Executive Vice President and Chief
Financial Officer

Thomas R. Morrison	$215,000
Senior Vice President of Sales-Wholesale

Awards under Bonus Plan for Fiscal 2006
     Messrs. Brooks, Sharp, McDonald, and Morrison are eligible to receive cash bonuses under the Bonus Plan for the fiscal year ending December 31, 2006 (“Fiscal 2006”) based upon one or more objective financial performance criteria selected by the Compensation Committee. The cash bonus is based on a percentage of base salary if performance goals are met for Fiscal 2006. Payment of cash bonuses shall be prorated based on the percentage of the performance level achieved, and the bonus amounts shall be interpolated between performance levels. The Compensation Committee determined that the performance criterion for Fiscal 2006 will be operating income, excluding earnings from military sales and stock option expenses (the “Operating Income”), and approved the following threshold, target, and goal payouts based on specified levels of Operating Income:

	Payout as a Percentage of Base Salary
	Threshold	Target	Goal
Mike Brooks	0%	75%	175%
David Sharp	0%	60%	140%
James E. McDonald	0%	50%	115%
Thomas R. Morrison	0%	30%	60%
     A minimum of 35% of any cash bonus earned by Messrs. Brooks, Sharp, and McDonald shall be paid in shares of restricted stock of the Company (the “Restricted Stock”), which will vest immediately but will not be tradable in the public markets for one year. Each of Messrs. Brooks, Sharp, and McDonald may choose, with approval of the Board, to receive an additional portion of his cash bonus in the form of Restricted Stock.
     No payment will be made for performance below the threshold level of Operating Income.
     In addition to the foregoing, assuming that the threshold level of performance is attained, 10% of any earnings from military sales made during Fiscal 2006 will go into a pool to be distributed to plan participants, including the four named executive officers, at the discretion of the Board. Also, to the extent that the goal level of performance is exceeded for Fiscal 2006, 10% of such excess Operating Income above the goal level shall go into a pool to be distributed to plan participants, including the four named executive officers, at the discretion of the Board.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Shoes & Boots, Inc.
Date: January 27, 2006	By:	/s/ James E. McDonald
James E. McDonald, Executive Vice
President and Chief Financial Officer

4